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FIFTH THIRD BANK AUTO RECEIVABLES TRUST 1996-B                        EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  Fifth Third Bank
Trustee:  Harris Trust and Savings Bank

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                                  Collection Period:                                              1-Aug-99            31-Aug-99
                                  Distribution Date:                                             15-Sep-99

                                                                                                                    Per $1,000 of
                                                                                                                      Original
Statement for Class A and Class B Certificateholders Pursuant                                                      Class A/Class B
  to Section 4.7 of the Pooling and Servicing Agreement                                                           Certificate Amount
                                                                                                                  ------------------
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(i)    Principal Distribution
           Class A Certificate Amount                                                       $ 4,185,460.50          $10.90406906
           Class B Certificate Amount                                                         $ 315,034.66          $10.90387166

(ii)   Interest Distribution
           Class A Certificate Amount                                                         $ 237,005.38           $0.61745250
           Class B Certificate Amount                                                          $ 18,533.47           $0.64147411

(iii)  Servicing Fee                                                                           $ 39,511.21           $0.09573000

(iv)   Class A Certificate Balance (after principal distributions)                         $ 39,908,564.20
       Class A Pool Factor (after principal distributions)                                       0.1039708
       Class B Certificate Balance (after principal distributions)                          $ 3,004,393.35
       Class B Pool Factor (after principal distributions)                                       0.1039870

(v)    Total Pool Balance (end of Collection Period)                                       $ 42,912,957.55

                                                                                             Current Period          Cumulative
                                                                                           --------------------  ------------------

(vi)   Defaulted Receivables                                                                   $ 55,989.76           $ 8,513,816.59
       Liquidation Proceeds                                                                     176,072.34             5,013,399.52
                                                                                           --------------------  ------------------
       Aggregate Net Losses                                                                  $ (120,082.58)          $ 3,500,417.07
                                                                                           ====================  ==================

(vii)  Aggregate Principal Balance of Receivables
         Repurchased by Seller or Servicer:
           Principal Portion                                                                        $  -
           Interest Portion                                                                         $  -

(viii) Class A Interest Carryover Shortfall                                                         $  -
       Class B Interest Carryover Shortfall                                                         $  -
       Class A Principal Carryover Shortfall                                                        $  -
       Class B Principal Carryover Shortfall                                                        $  -

(ix) Reserve Account Balance (after giving effect to payments made
           on the Distribution Date)                                                        $ 6,191,038.65

(x) Specified Reserve Account Balance (after giving effect to payments
           made on the Distribution Date)                                                   $ 6,191,038.65

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